UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 27, 2005

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-290-8700

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                  Other Events

On October 28, 2005 MarkWest Hydrocarbon, Inc. publicly disseminated a press release announcing that its Board of Directors had declared a quarterly cash dividend of $0.125 per share of its common stock for an implied annual rate of $0.50 per share.  This quarterly cash dividend represents an increase of $0.025 per share over the previous quarter dividend.  MarkWest’s Board has declared that the dividend is to be paid on November 22, 2005, to the stockholders of record as of the close of business on November 15, 2005.  The ex-dividend date is November 10, 2005.  A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01.                  Financial Statement and Exhibits

(c)          Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release Dated October 27, 2005 earnings release, as corrected October 28, 2005, announcing first quarter dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKWEST HYDROCARBON, INC.
(Registrant)

Dated: November 1, 2005	By:	/s/ JAMES G. IVEY
James G. Ivey
Chief Financial Officer

Exhibit Index

99.1	Press Release Dated October 27, 2005 earnings release, as corrected October 28, 2005, announcing first quarter dividend.